THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY
ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                                               CUSIP:  21075VAB3

No. R-1                                                             $200,000,000

                          7-1/2% Senior Notes Due 2002
                                    Series A

            CONTIFINANCIAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Two hundred million Dollars on March 15, 2002.

            Interest Payment Dates: March 15 and September 15.

            Record Dates: March 1 and September 1.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated: March 12, 1997

                                    CONTIFINANCIAL CORPORATION,

                                       by______________________________________
                                          Name:  Daniel J. Willett
                                          Title: Senior Vice President
                                                  and Chief Financial
                                                  Officer

                                          _____________________________________
                                          Name:  Susan E. O'Donovan
                                          Title: Vice President and
                                                  Controller

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE CHASE MANHATTAN BANK,
  as Trustee, certifies
  that this is one of
  the Securities referred                 [Seal]
  to in the Indenture.

  by_______________________________

        Authorized Signatory

                           7-1/2% Senior Note Due 2002
                                    Series A

1. Interest

            ContiFinancial Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Company shall pay additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth in paragraph 18 hereof on the same dates on which interest is otherwise payable hereunder.

2. Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 and September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar

            Initially, The Chase Manhattan Bank, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Securities under an Indenture dated as of March 1, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and will include those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act") to the extent provided in Section 1.03 of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $200 million aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture contains certain covenants, including covenants with respect to the following matters: (i) limitations on Indebtedness; (ii) limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries;
(iii) limitations on Liens; (iv) limitations on Restricted Payments such as dividends, repurchases of the Company's or its Subsidiaries' stock and repurchases of Subordinated Obligations; (v) limitations on restrictions on distributions from Subsidiaries; (vi) limitations on sales of assets and Subsidiary stock; and (vii) limitations on merger and consolidation.

            All Series A Securities and Series B Securities shall be treated as a single class of Securities for all purposes hereunder.

5. Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

6. Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $100,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities 15 days before an interest payment date.

7. Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.

8. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity.

10. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 4 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

11. Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

12. Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

15. Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law.

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
ContiFinancial Corporation, 277 Park Avenue, New York, New York 10172, Attention of Chief Counsel.

18. Registration Rights Agreement

            Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 7-1/2% Senior Notes Due 2002, Series B, of the Company (the "Series B Securities"), which have been registered (or, with respect to certain Series B Securities, which will be entitled to such registration, as set forth in the Registration Rights Agreement) under the Securities Act, in like principal amount and having identical terms as this Security. The Holders of Securities shall be entitled to receive certain Additional Interest payments:

            (i) if (A) neither the Exchange Registration Statement nor the Shelf Registration has been filed on or prior to the applicable Filing Date or
      (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after the Filing Date applicable thereto, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum;

          (ii) if (A) neither the Exchange Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Company has consummated or will consummate the Exchange Offer, the Company is required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum; and

         (iii) if (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th day after the Issue Date or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue (over and above any interest otherwise payable on such Notes) at a rate of 0.50% per annum on (x) the 151st day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Registration Statement ceases to be effective in the case of (B) above, or (z) the day such Shelf Registration ceases to be effective in the case of (C) above (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note which is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Additional Interest shall accrue on such Note);

provided, however, that the Additional Interest rate on any affected Note may not exceed at any one time in the aggregate 0.50% per annum; and provided further that (1) upon the filing of the Exchange Registration Statement or a Shelf Registration (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Registration Statement or the Shelf Registration (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered and not validly withdrawn (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            Capitalized terms used in this paragraph 18 but not defined herein or in the Indenture shall have the meanings ascribed thereto in or pursuant to the Registration Rights Agreement.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: __________ Your Signature: _______________________________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 3.07 or 3.09 of the Indenture, check the box:

                                      |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.07 or 3.09 of the Indenture, state the amount:
$


Date: __________________ Your Signature: _______________________________________
                         (Sign exactly as your name  appears
                         on the other side of the Security)


Signature Guarantee:____________________________________________________________
                    (Signature must be guaranteed by a
                    member firm of the New York Stock
                    Exchange or a commercial bank or trust
                    company)